                                                                    EXHIBIT 10.1

                                                                       EXHIBIT D
                                                                       ---------

                           GECC STOCKHOLDER AGREEMENT
                           --------------------------

     GECC STOCKHOLDER AGREEMENT dated as of November 30, 1999 (this "Agreement"), among HOUSEHOLD INTERNATIONAL, INC., a Delaware corporation ("Household"), RENAISSANCE HOLDINGS, INC., an Oregon corporation ("RHI"), and General Electric Capital Corporation, a New York corporation ("GECC").

     WHEREAS, GECC desires that RHI, Household and RENAISSANCE CREDIT SERVICES, INC., a Delaware corporation and a wholly-owned subsidiary of Household ("Sub"), enter into an Agreement and Plan of Merger dated as of the date hereof in the form of Exhibit A hereto (as the same may be amended or supplemented, the "Merger Agreement"), pursuant to which it is intended that RHI merge with and into the Sub (the "Merger");

     WHEREAS, GECC is a signatory to the Transfer Restriction Agreement dated as of June 10, 1997 (the "Transfer Agreement") by and among RHI, Irving J. Levin ("Principal") and certain shareholders of RHI ("Restricted Shareholders");

     WHEREAS, all Restricted Shareholders have agreed to enter into a Stockholder Agreement with RHI, Principal (as defined therein), and Household in substantially the form attached as Exhibit B hereto;

     WHEREAS, as of the date hereof, GECC is beneficial owner of, and has the right to vote and dispose of the number of shares of RHI Class B Common Stock, par value $.01 per share ("RHI Class B Common Stock") and the right to dispose of the number of shares of RHI Class C Common Stock, par value $.01 per share ("RHI Class C Common Stock" and together with the RHI Class B common Stock and the common stock, par value $.01 per share of RHI, the "RHI Common Stock") which is set forth in Schedule A hereto; and

     WHEREAS, GECC has the right to acquire 867,341 shares ("Warrant Shares") of RHI Class B Common Stock pursuant to the terms and conditions of the GECC Warrant;

     WHEREAS, GECC and RHI are executing this Agreement as an inducement to Household and Sub to enter into and execute the Merger Agreement;

     NOW, THEREFORE, in consideration of the execution and delivery by Household and Sub of the Merger Agreement and the covenants, conditions and agreements contained herein and therein, the parties agree as follows:

     Section 1.  General Representations, Warranties and Covenants.  GECC
                 -------------------------------------------------
represents, warrants and covenants to RHI and Household, as of the date of this Agreement and the Effective Time, as follows:

          (a) GECC is the record and beneficial owner of the GECC Warrant and the number of shares of RHI Common Stock set forth in Schedule A hereto, as such Schedule is amended or modified pursuant to Section 5 hereof (the "GECC Shares"). Except for the GECC Shares, GECC is not the record or beneficial owner of any other shares of RHI Common Stock and, except for the GECC Shares and the Warrant Shares or as set forth in Schedule B hereto, does not own, or have the right to acquire, any option, warrant or other right to subscribe for, purchase or otherwise acquire any shares of RHI Common Stock or any security convertible into shares of RHI Common Stock (collectively the "Options").

          (b) This Agreement has been duly authorized, executed and delivered by GECC and, assuming due execution and delivery of this Agreement by the other parties hereto, shall constitute the legal, valid and binding obligation of GECC, enforceable against GECC in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Other than the Transfer Agreement, neither the execution and delivery of this Agreement nor the consummation by GECC of the transactions contemplated hereby will result in a violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which GECC is a party or bound or to which the GECC Shares, Warrant Shares or any Options are subject. Execution and delivery of the Agreement by GECC and performance of the transactions contemplated hereby will not violate, or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to GECC, the GECC Shares, the Warrant Shares or the Options.

          (c) The GECC Shares and the Warrant Shares, and the certificates representing such GECC Shares and Warrant Shares, are now and at all times during the term hereof will be held by GECC, or by a nominee or custodian for the benefit of GECC, free and clear of all liens, claims, security interests, proxies, voting trusts or agreements, understandings or arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder or under the Transfer Agreement.

          (d) No broker, investment banker, financial adviser or other person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of GECC.

          (e) GECC understands and acknowledges that RHI, Household and Sub are entering into the Merger Agreement in reliance upon GECC's execution and delivery of this Agreement. In connection with the Merger, the Merger Agreement or any transaction contemplated in connection therewith, (i) effective as of the Effective Time, GECC hereby terminates and cancels the Transfer Agreement, the Registration Rights Agreement dated as of June 10, 1997 ("Registration Agreement") between RHI and GECC and the Securities Purchase Agreement dated as of June 10, 1997 ("Purchase Agreement") between RHI and GECC, without any cost or expense to RHI, Household,

     Sub, any Restricted Shareholder, Principal or the Surviving Corporation and
     (ii) pending such termination and cancellation, GECC shall not enforce any provision of these agreements, except for the Purchase Agreement, against any of the foregoing parties.

          (f) GECC hereby consents to the Merger Agreement, including the Merger and the transactions contemplated thereby, and to the execution, delivery and performance by the Restricted Shareholders of their respective Stockholder Agreements.

          (g) GECC hereby agrees to terminate and cancel all notes issued and outstanding under the Purchase Agreement (the "Senior Subordinated Notes") as of the Effective Time, upon repayment in full of the principal amount thereof plus any accrued interest thereon to the date of repayment. GECC agrees to allow RHI, Household or any Affiliate of either party to repay, at the Effective Time, any such note at par plus accrued interest to the date of repayment, without any penalty, liquidated damages, premium, reimbursement of costs or expenses.

          (h) GECC agrees not to exercise the GECC Warrant for the Warrant Shares prior to the Closing.

Household represents, warrants and covenants to RHI and GECC, as of the date of this Agreement and the Effective Time, as follows:

          (aa) This Agreement and the Merger Agreement have been duly and validly executed and delivered by Household and Sub, as applicable, and assuming due execution and delivery of this Agreement by the other parties thereto, shall constitute the legal, valid and binding obligation of Household and Sub, as applicable, enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the Merger or the transactions contemplated hereby will result in the violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which Household or Sub is a party or bound. Execution and delivery by Household and Sub of this Agreement and the Merger Agreement and performance of the transactions contemplated thereby will not violate or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to Household or Sub, except for (i) applicable requirements, if any, of the OTS, the OCC, the Exchange Act, the Securities Act, the Blue Sky Laws and the HSR Act, in each case, including rules and regulations promulgated thereunder and (ii) the Merger Filing.

          (bb) Household and Sub understand and acknowledge that each of GECC and RHI is entering into this Agreement in reliance upon the covenant and agreement of Household and Sub to perform their respective covenants and obligations under this Agreement and the Merger Agreement in accordance with its terms. Household and Sub hereby covenant to GECC and RHI to perform their respective covenants and obligations under this Agreement and the Merger Agreement in accordance with its terms.

RHI represents, warrants and covenants to GECC and Household, as of the date of this Agreement and the Effective Time, as follows:

          (aaa) This Agreement and the Merger Agreement have been duly and validly executed and delivered by RHI, and assuming due execution and delivery by the other parties thereto, each shall constitute the legal, valid and binding obligation of RHI enforceable in accordance with their terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. Other than the Transfer Agreement, neither the execution and delivery of this Agreement or the Merger Agreement nor the consummation of the Merger and the transactions contemplated hereby will result in the violation of, or a default under, or conflict with, any contract, trust, commitment, agreement, understanding, arrangement or restriction of any kind to which RHI is a party or bound. Execution and delivery by RHI of this Agreement and the Merger Agreement and performance of the transactions contemplated thereby will not violate or require any consent, approval or notice under any provision of any judgment, order, decree, statute, law, rule or regulation applicable to RHI, except for (i) applicable requirements, if any, of the OTS, the OCC and the HSR Act, in each case, including rules and regulations promulgated thereunder and (ii) the Merger Filing.

          (bbb) RHI understands and acknowledges that each of Household and GECC is entering into this Agreement in reliance upon the covenant and agreement of RHI to perform its covenants and obligations under the Merger Agreement and this Agreement in accordance with their terms. RHI hereby covenants to each of Household and GECC to perform its covenants and obligations under the Merger Agreement and this Agreement in accordance with their terms. In connection with the Merger, the Merger Agreement or any transaction contemplated in connection therewith, RHI hereby terminates and cancels, effective as of the Effective Time, the Transfer Agreement, the Registration Agreement and the Purchase Agreement, without any cost or expense to GECC, Household, Sub, any Restricted Shareholder, Principal or the Surviving Corporation and shall not enforce any provision of the foregoing agreements against such parties. RHI has received, effective as of the Effective Time, the consent of Irving J. Levin and of a majority of the shares held by Restricted Shareholders to the termination of the Transfer Agreement and all the restrictions on transfer set forth therein.

     Section 2.  The Merger.
                 ----------

          (a) GECC hereby agrees to (i) vote the GECC Shares in favor of the Merger and the Merger Agreement at the RHI Meeting, and any adjournment or postponement thereof and (ii) deliver the GECC Shares to Household pursuant to the terms of the Merger Agreement. Further, GECC hereby agrees that it will not exercise any dissenters' rights or rights of appraisal that it may have with respect to the Merger.

          (b) GECC agrees to sell and Household agrees to purchase the GECC Warrant immediately prior to the Effective Time for a purchase price of $25,108,654.61, payable in cash in immediately available funds within 24 hours after the Effective Time.

          (c) The parties agree that Household, RHI or an Affiliate thereof shall repay in full the aggregate principal amount of the Senior Subordinated Notes, plus any accrued interest thereon to the date of repayment, such payment to be made to GECC in cash in immediately available funds within 24 hours after the Effective Time.

     Section 3.  Specific GECC Covenants.  GECC agrees with and covenants to
                 -----------------------
Household:

          (a) GECC shall not, except as contemplated by the terms of this Agreement or the Merger Agreement, (i) transfer (which terms shall include, without limitation, for the purposes of this Agreement, any sale, gift, pledge or other disposition), or consent to any transfer of, any or all of the GECC Shares or the GECC Warrant or any interest therein, (ii) enter into any contract, option or other agreement of understanding with respect to any transfer of any or all of the GECC Shares or the GECC Warrant or any interest therein, (iii) grant any proxy, power-of-attorney or other authorization in or with respect to the GECC Shares or the GECC Warrant,
     (iv) deposit the GECC Shares, the GECC Warrant or the Warrant Shares into a voting trust or enter into a voting agreement or arrangement with respect to such shares or warrant or (v) take any other action that would in any way restrict, limit or interfere with the performance of its obligations hereunder or the transactions contemplated hereby.

          (b) GECC shall not, and shall instruct any attorney or other advisor or representative retained by GECC not to, directly or indirectly,
     (i) knowingly solicit, initiate or encourage the submission of any takeover proposal with respect to RHI or (ii) knowingly take any other action to facilitate any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any takeover proposal with respect to RHI.

          (c) At any meeting of stockholders of RHI or at any adjournment thereof or in any other circumstances upon which their vote, consent or other approval is sought, GECC shall vote (or cause to be voted) any voting shares of RHI Common Stock which it has the power to vote against (i) any merger agreement or merger, consolidation, combination, tender offer (including an exchange offer), sale of substantial assets, reorganization, joint venture, recapitalization, dissolution, liquidation or winding up of or by RHI or any of its Affiliates (other than the Merger as set forth in the Merger Agreement) and (ii) any amendment of RHI's Articles of Incorporation or By-laws or other proposal or transaction involving RHI or any of its subsidiaries which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify, or result in a breach of any covenant, representation or warranty or any other obligation or agreement of RHI under or with respect to the Merger Agreement or any of the other transactions contemplated by the Merger Agreement (each of the foregoing in clause (i) or (ii) above, a "Competing Transaction").

          (d) Notwithstanding any restriction in the Transfer Agreement, the Registration Agreement or the Purchase Agreement, GECC hereby agrees to the issuance of restricted shares in connection with the cancellation of Options, pursuant to Section 6.20 of the Merger Agreement.

     Section 4.  Confidentiality.  GECC agrees that promptly following the
                 ---------------
Effective Time it will return to RHI or Household or destroy all Confidential Information (as defined herein) provided to it by RHI or by Household or either of their Affiliates, employees, officers and/or agents. "Confidential Information" shall mean information relating to the business, prospects and plans of RHI and the Surviving Corporation.

     Section 5.  Certain Events.  GECC agrees that this Agreement and the
                 --------------
obligations hereunder shall attach to the GECC Shares, the GECC Warrant and any other Options and shall be binding upon any person or entity to which legal or beneficial ownership of such securities shall pass, whether by operation of law or otherwise. In the event of any stock split, stock dividend, merger, reorganization, recapitalization or other change in the capital structure of RHI affecting the RHI Common Stock, or the acquisition of additional shares of RHI Common Stock or other voting securities of RHI by GECC, the number of GECC Shares listed in Schedule A shall be adjusted appropriately and this Agreement and the obligations hereunder shall attach to any additional shares of RHI Common Stock or other voting securities of RHI issued to or acquired by GECC.

     Section 6.  Legend.  For purpose of this Agreement, the legends currently
                 ------
set forth on the Certificates for the RHI Common Stock shall be deemed to refer to this Agreement and this Agreement shall be deemed to be an amendment to the Transfer Agreement.

     Section 7.  Affiliate Agreements.  Prior to the Effective Time, GECC hereby
                 ---------------------
agrees to execute and deliver to Household a Rule 145 Affiliate Agreement, substantially in the form of Exhibit A to the Merger Agreement.

     Section 8.  Further Assurances.  GECC and RHI shall, upon request of
                 ------------------
Household, execute and deliver any additional documents and take such further actions as may reasonably be deemed by Household to be necessary or desirable to carry out the provisions hereof.

     Section 9.  Termination.  Other than Sections 1(e), 1(f), 1(g), 2(b), 2(c),
                 -----------
4, 8 and 10, which shall survive, this Agreement, and all rights and obligations of the parties hereunder shall terminate as of the Effective Time. In addition, this Agreement, and all rights and obligations of the parties hereunder, shall terminate concurrently with (i) a termination of the Merger Agreement for any reason or (ii) an amendment to or modification of the Merger Agreement without the prior written consent of the parties hereto. Any termination shall not affect any rights or remedies for willful breach of this Agreement that may have accrued to a party hereto prior to the date of termination; provided, however, that the parties agree that any breach of Section 2 of this Agreement shall be considered willful for purposes of this provision.

     Section 10.  Miscellaneous.
                  -------------

          (a) Capitalized terms used and not otherwise defined in this Agreement shall have the respective meanings assigned such terms in the Merger Agreement.

          (b) All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice): (i) if to Household or RHI, to the address set forth in Section 9.4 of the Merger Agreement; and (ii) if to GECC, to it at:

          General Electric Capital Corporation
          120 Long Road
          Stamford, CT 06927
          Attention: Mike Fisher
          Fax: (203) 357-6527

          with a copy to:

          GE Capital Investments, Inc.
          120 Long Road
          Stamford, CT 06927
          Attention: General Counsel
          Fax: (203) 357-3047

          (c) The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

          (d) This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective as to GECC, Household and RHI when one or more counterparts have been signed by, and delivered to, each of them.

          (e) This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement, and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

          (f) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof.

          (g) Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned or transferred, in whole or in part, by operation of law or otherwise, by any of the parties without the prior written consent of the other parties.

          (h) If any term, provision, covenant or restriction herein, or the application thereof to any circumstance, shall, to any extent, be held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions herein and the application thereof to any other circumstances, shall remain in full force and effect, shall not in any way be affected, impaired or invalidated, and shall be enforced to the fullest extent permitted by law.

          (i) Each party agrees that irreparable damage would occur and that the non-breaching party would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that any non-breaching party shall be entitled to an injunction or injunctions to prevent breaches by any breaching party of this Agreement and to enforce specifically the terms and provisions of this Agreement in any court of the United States located in the State of New York or in New York state court, this being in addition to any other remedy to which it is entitled at law or in equity or under the Merger Agreement. In addition, each of the parties hereto (i) consents to and submits to the personal jurisdiction of any Federal court located in the State of New York or any New York state court in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, other than the Merger Agreement, (ii) agrees that such party will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (iii) agrees that such party will not bring any action relating to this Agreement or any of the transactions contemplated hereby, other than the Merger Agreement, in any court other than a Federal court sitting in the State of New York or a New York state court. It is further agreed that any breaching or defaulting party hereunder shall pay to the other parties hereto such out of pocket costs and expenses, including legal and accounting fees, as are reasonably incurred in pursuit of such parties' remedies hereunder.

          (j) No amendment, modification or waiver in respect of this Agreement shall be effective against any party unless it shall be in writing and signed by such party. Household and RHI agree not to amend or modify the Merger Agreement if such amendment or modification changes the form or amount of the Merger Consideration unless GECC shall have consented in writing to such amendment or modification.

                  (Remainder of page intentionally left blank)

     IN WITNESS WHEREOF, Household, RHI and GECC have caused this Agreement to be duly executed and delivered as of the date first written above.

HOUSEHOLD INTERNATIONAL, INC.

By: ________________________________________
Title: _______________________________________


RENAISSANCE HOLDINGS, INC.

By: ________________________________________
Title: _______________________________________


GENERAL ELECTRIC CAPITAL CORPORATION

By: ________________________________________
Title: _______________________________________

                                   SCHEDULE A
                                   ----------


Type of Stock            Number of GECC Shares
-------------            ---------------------

Class B Common Stock     317,314

Class C Common Stock     299,078

                                   SCHEDULE B
                                   ----------

                                           Number of Shares of
                                           RHI Common Stock or
Name and Address    Grant     Grant        RHI Class B Common Stock
of Option Holder    Date      Number       Issuable Upon Exercise
-----------------   ------    ------       -------------------------

GECC has purchase rights under the Purchase Agreement and the Transfer Agreement. GECC also has conversion rights with respect to converting its RHI Class B Common Stock and RHI Class C Common Stock into shares of RHI Common Stock.

                                 EXHIBIT LIST
                                 ------------

Exhibit A   --   Merger Agreement

Exhibit B   --   Form of Stockholder Agreement with Restricted Shareholders.